Exhibit 99.1

LRI Holdings, Inc., the Parent Company of Logan’s Roadhouse, Inc., Announces Financial Results for the Fourth Quarter and Fiscal Year 2011

Nashville, Tenn. – October 4, 2011 – LRI Holdings, Inc., the parent company of Logan’s Roadhouse, Inc., today announced financial results for the fourth quarter and fiscal year ended July 31, 2011.

			Successor	Predecessor
(In thousands)	Thirteen weeks ended July 31, 2011	Thirteen weeks ended August 1, 2010	Period from October 4, 2010 to July 31, 2011	Period from August 2, 2010 to October 3, 2010	Combined fifty-two weeks ended July 31, 2011 (Non-GAAP)	Fifty-two weeks ended August 1, 2010

Net sales	$150,988	$140,977	$497,170	$93,762	$590,932	$555,460
Restaurant operating profit	23,063	23,005	80,582	12,488	93,070	91,174
Restaurant operating margin	15.3%	16.3%	16.2%	13.3%	15.7%	16.4%
Net income (loss)	1,674	4,907	580	(224)	356	20,021
Adjusted EBITDA	$19,951	$18,550	$71,816	$8,567	$80,383	$75,045

Selected Highlights for the Fourth Quarter 2011 Compared to the Fourth Quarter 2010:
▪	Net sales increased 7.1% to $151.0 million from $141.0 million.
▪	Comparable store sales were flat, as a 2.9% increase in average check was fully offset by a decline in customer traffic.
▪	Restaurant operating profit increased 0.3% to $23.1 million from $23.0 million.
▪	Net income decreased by $3.2 million to $1.7 million.
▪	Adjusted EBITDA increased 7.6% to $20.0 million from $18.6 million. (*)

Selected Highlights for the Combined Non-GAAP Fiscal Year 2011 Compared to Fiscal Year 2010:
▪	Opened 15 new Company-owned Logan’s Roadhouse® restaurants.
▪	Net sales increased 6.4% to $590.9 million from $555.5 million.
▪	Comparable store sales grew 0.8%, as a 2.6% increase in average check was only partially offset by a 1.8% decline in customer traffic.
▪	Restaurant operating profit increased 2.1% to $93.1 million from $91.2 million.
▪	Net income was $0.4 million, including pre-tax charges of $21.4 million of one-time transaction costs in the Combined fiscal year 2011, compared to $20.0 million in fiscal year 2010.
▪	Adjusted EBITDA increased 7.1% to $80.4 million from $75.0 million. (*)

(*) Please see reconciliation table at the end of this release.

Additional discussion and analysis of the Company’s financial condition and results of operations can be found in its Annual Report on Form 10-K for the fiscal year ended July 31, 2011.  It is available at www.logansroadhouse.com under the investor relations section.

Thomas Vogel, President, Chairman and Chief Executive Officer of Logan’s Roadhouse, Inc., stated, “We are pleased to have expanded both our revenues and adjusted EBITDA in fiscal 2011, despite a weak consumer environment and increasing commodity prices.  On the top-line, we generated positive comparable store sales for the year and also benefited from sales contributions from our new restaurant openings.  Although higher cost of sales challenged our profitability at the restaurant level, we were able to mitigate the impact by realizing labor efficiencies and aggressively controlling other expenses.  We appreciate the contributions from all of our Logan’s Roadhouse team members in enabling us to achieve solid annual results.”

Mr. Vogel concluded, “We believe Logan’s Roadhouse has a long runway of growth potential and we intend to target expansion of our Company unit base by approximately 10% annually, including 20 restaurants in fiscal 2012.

Conference Call
The Company will host a conference call on Friday, October 7, 2011 at 10:30 a.m. ET to discuss its fourth quarter and fiscal year 2011 financial results.  The conference call will be hosted by Thomas Vogel, President and Chief Executive Officer, and Amy Bertauski, Chief Financial Officer.

The domestic dial-in number for the call is 877-741-4242, and the international dial-in number is 719-325-4869.  Please call approximately 10 minutes in advance to ensure that you are connected prior to the presentation.  A telephone replay will be available until the next the earnings conference call and may be accessed by using the domestic replay number 877-870-5176 or the international replay number 858-384-5517; the passcode is 7427770.

About Logan’s Roadhouse
Logan’s opened its first restaurant in 1991 in Lexington, KY, and has grown as an affordable, full- service restaurant chain to 207 company-owned and 26 franchised Logan's Roadhouse restaurants in 23 states with approximately 15,000 employees. The Company’s mission is to recreate the traditional American roadhouse by offering consumers value-oriented, high quality, “craveable” meals for lunch and dinner served in the hospitable tradition and distinctive atmosphere reminiscent of an American roadhouse of the 1930’s and 1940’s. Logan’s menu features USDA Fresh Angus steaks, fresh ground steak burgers, fresh chicken dishes and salads, fall-off-the-bone ribs, distinctive fresh-baked yeast rolls and bottomless buckets of peanuts. LRI Holdings, Inc. is the holding company of Logan’s Roadhouse.

Contact
Investor Relations
InvestorRelations@logansroadhouse.com
(855) 255-2789

LRI HOLDINGS, INC CONSOLIDATED STATEMENTS OF OPERATIONS
			Successor	Predecessor
(In thousands)	Thirteen weeks ended July 31, 2011	Thirteen weeks ended August 1, 2010	Period from October 4, 2010 to July 31, 2011	Period from August 2, 2010 to October 3, 2010	Combined fifty-two weeks ended July 31, 2011 (Non-GAAP)	Fifty-two weeks ended August 1, 2010
	(unaudited)	(unaudited)
Revenues:
Net sales	$150,988	$140,977	$497,170	$93,762	$590,932	$555,460
Franchise fees and royalties	548	537	1,793	348	2,141	2,068
Total revenues	151,536	141,514	498,963	94,110	593,073	557,528
Costs and expenses:
Restaurant operating costs -
Cost of goods sold	49,838	43,966	162,805	29,172	191,977	174,186
Labor and other related expenses	44,269	41,932	145,258	28,578	173,836	165,877
Occupancy costs	11,484	10,720	36,817	8,046	44,863	42,397
Other restaurant operating expenses	22,334	21,354	71,708	15,478	87,186	81,826
Depreciation and amortization	4,569	4,279	14,588	3,112	17,700	17,040
Pre-opening expenses	542	320	2,984	783	3,767	2,111
General and administrative	6,076	6,997	30,460	14,440	44,900	24,216
Impairment and store closing charges	25	88	25	-	25	91
Total costs and expenses	139,137	129,656	464,645	99,609	564,254	507,744
Operating income (loss)	12,399	11,858	34,318	(5,499)	28,819	49,784
Interest expense, net	10,237	4,611	33,823	3,147	36,970	18,857
Other (income) expense, net	-	(302)	(15)	(182)	(197)	(798)
Income (loss) before income taxes	2,162	7,549	510	(8,464)	(7,954)	31,725
Income tax (benefit) expense	488	2,642	(70)	(8,240)	(8,310)	11,704
Net income (loss)	1,674	4,907	580	(224)	356	20,021
Undeclared preferred dividend	-	(3,149)	-	(2,270)	(2,270)	(12,075)
Net income (loss) attributable to common stockholders	$1,674	$1,758	$580	$(2,494)	$(1,914)	$7,946

LRI HOLDINGS, INC. CONDENSDED CONSOLIDATED BALANCE SHEETS

(In thousands, except share data)	July 31, 2011 (Successor)	August 1, 2010 (Predecessor)
ASSETS
Current assets:
Cash and cash equivalents	$19,103	$52,211
Receivables	9,960	6,816
Inventories	11,370	10,051
Prepaid expenses and other current assets	3,367	7,642
Income taxes receivable	3,688	551
Deferred income taxes	2,207	1,195
Total current assets	49,695	78,466
Property and equipment, net	232,940	196,437
Other assets	19,492	7,277
Goodwill	331,788	81,207
Tradename	71,694	56,971
Other intangible assets, net	23,215	22,787
Total assets	$728,824	$443,145
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$17,573	$15,312
Current maturities of long-term debt	-	1,380
Intercompany payable	802	-
Other current liabilities and accrued expenses	52,315	37,896
Total current liabilities	70,690	54,588
Long-term debt	355,000	217,303
Deferred income taxes	37,746	44,529
Other long-term obligations	34,808	32,942
Total liabilities	498,244	349,362
Commitments and contingencies (Note 13)	-	-
Series A preferred stock (none authorized as of July 31, 2011; 100,000 shares authorized; 64,508 shares issued and outstanding as of August 1, 2010; par value $0.01 per share; liquidation preference $64,508)	-	60,170
Stockholders’ equity:
Common stock (100 shares authorized; 1 share issued and outstanding as of July 31, 2011; par value $0.01 per share; 1,900,000 shares authorized; 992,427 shares issued and outstanding as of August 1, 2010; par value $0.01 per share)	-	10
Additional paid-in capital	230,000	12,831
Retained earnings	580	20,772
Total stockholders’ equity	230,580	33,613
Total liabilities and stockholders’ equity	$728,824	$443,145

LRI HOLDINGS, INC. CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)	Period from October 4, 2010 to July 31, 2011 (Successor)	Period from August 2, 2010 to October 3, 2010 (Predecessor)	Fiscal year 2010 (Predecessor)
Cash flows from operating activities:
Net income (loss)	$580	$(224)	$20,021
Adjustments to reconcile net income (loss) to net cash provided by operating activities —
Depreciation and amortization	14,588	3,112	17,040
Other amortization	4,502	241	1,331
In-kind interest on debt added to principal	-	-	-
Unrealized (gain) loss on interest rate swap	-	(182)	(798)
Loss on sale/disposal of property and equipment	765	203	928
Amortization of deferred gain on sale and leaseback	(3)	(18)	(79)
Impairment charges for long-lived assets	25	-	72
Tradename impairment	-	-	-
Share-based compensation expense	821	-	-
Tax benefit upon cancellation/exercise of Predecessor stock options	-	6,431	-
Deferred income taxes	(1,103)	(10,701)	6,199
Changes in operating assets and liabilities -
Receivables	(113)	126	(351)
Inventories	(1,114)	(205)	(414)
Prepaid expenses and other current assets	5,158	1,668	93
Other non-current assets and intangibles	(651)	(179)	(330)
Accounts payable	238	413	2,582
Intercompany payable	(19)	-	-
Income taxes payable / receivable	849	(3,985)	2,561
Other current liabilities and accrued expenses	(12,389)	4,942	4,930
Other long-term obligations	4,415	1,022	2,615
Net cash provided by operating activities	16,549	2,664	56,400
Cash flows from investing activities:
Acquisition of LRI Holdings, net of cash acquired	(311,633)	-	-
Purchase of property and equipment	(32,998)	(7,036)	(26,367)
Proceeds from sale of assets held for sale	-	-	1,184
Proceeds from sale and leaseback transactions, net of expenses	1,793	1,656	10,083
Net cash used in investing activities	(342,838)	(5,380)	(15,100)
Cash flows from financing activities:
Proceeds from issuance of Senior Secured Notes	355,000	-	-
Payments for debt issuance costs	(19,207)	-	-
Contribution from parent	230,000	-	-
Repayment of Predecessor’s senior secured credit facility	(132,825)	-	-
Repayment of Predecessor’s senior subordinated unsecured mezzanine term notes, including prepayment premium	(87,576)	-	-
Payments on term loan facility	-	-	(1,380)
Payments on revolving credit facility	-	-	(3,000)
Borrowings on revolving credit facility	-	-	3,000
Payments for deferred offering costs	-	-	(778)
Repurchase of shares	-	-	-
Net cash provided by (used in) financing activities	345,392	-	(2,158)
Increase (decrease) in cash and cash equivalents	19,103	(2,716)	39,142
Cash and cash equivalents, beginning of period	-	52,211	13,069
Cash and cash equivalents, end of period	$19,103	$49,495	$52,211

Forward-Looking Statement
This press release contains statements about future events and expectations that constitute forward-looking statements.  These forward-looking statements can generally be identified by the use of forward-looking terminology such as “may,” “plan,” “seek,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “believe” or the negative thereof or similar terminology.  These statements are based on management’s beliefs, assumptions and expectations of our future financial and operating performance and growth plans, taking into account the information currently available.  These statements are not statements of historical fact.  Examples of forward-looking statements in this press release include our targets for future new unit growth.  Forward-looking statements involve risks and uncertainties that may cause the Company’s actual results to differ materially from the expectations of future results we express or imply in any forward-looking statements and you should not place undue reliance on such statements.  Please refer to the Annual Report on Form 10-K for the fiscal year ended July 31, 2011 for a list of risk factors that may contribute to these differences.  Any forward-looking information presented herein is made only as of the date of this supplemental report, and the Company does not undertake any obligation to update or revise any forward-looking information to reflect changes in assumptions, the occurrence of unanticipated events or otherwise.

Non-GAAP Financial Measures
This press release also contains non-GAAP financial measures such as EBITDA, adjusted EBITDA, adjusted EBITDAR, restaurant operating margins and the Combined presentation of the Predecessor and Successor periods of fiscal year 2011.  The Company believes that these measures, together with reconciliations to the most comparable GAAP measure, are helpful to both management and investors in understanding and analyzing financial performance.  However, the Company’s non-GAAP financial measures may not be comparable to similarly titled non-GAAP financial measures used by other companies.  These non-GAAP measures and the Combined presentation for fiscal year 2011 have limitations as an analytical tool and should not be considered in isolation or as a substitute for GAAP financial measures.

Restaurant Operating Margin
Restaurant operating margin represents restaurant operating profit calculated as net sales less (a) cost of goods sold, (b) labor and other related expenses, (c) occupancy costs and (d) other restaurant operating expenses, divided by net sales.  Restaurant operating profit and restaurant operating margin are supplemental measures of operating performance of our company-operated restaurants that do not represent and should not be considered as an alternative to net income or net sales as determined by GAAP, and our calculation thereof may not be comparable to that reported by other companies.  These measures have limitations as an analytical tool, and you should not consider them in isolation, or as a substitute for analysis of our results as reported under GAAP.  Management believes restaurant operating profit and restaurant operating margin to be important components of our financial results because they are widely used metrics within the restaurant industry to evaluate restaurant-level productivity, efficiency and performance.  Management uses these measures as key metrics to evaluate our financial performance compared with our competitors, to evaluate the profitability of incremental sales and to evaluate our performance across periods.
The following table sets forth a reconciliation of net sales to restaurant operating profit and restaurant operating margin:

			Successor	Predecessor
(In thousands)	Thirteen weeks ended July 31, 2011	Thirteen weeks ended August 1, 2010	Period from October 4, 2010 to July 31, 2011	Period from August 2, 2010 to October 3, 2010	Combined fifty-two weeks ended July 31, 2011 (Non-GAAP)	Fifty-two weeks ended August 1, 2010
Net sales (A)	$150,988	$140,977	$497,170	$93,762	$590,932	$555,460
Restaurant operating expenses:
Cost of goods sold	49,838	43,966	162,805	29,172	191,977	174,186
Labor and other related expenses	44,269	41,932	145,258	28,578	173,836	165,877
Occupancy costs	11,484	10,720	36,817	8,046	44,863	42,397
Other restaurant operating expenses	22,334	21,354	71,708	15,478	87,186	81,826
Restaurant operating profit (B)	$23,063	$23,005	$80,582	$12,488	$93,070	$91,174
Restaurant operating margin (B / A)	15.3%	16.3%	16.2%	13.3%	15.7%	16.4%

EBITDA, Adjusted EBITDA, and Adjusted EBITDAR
EBITDA represents net income (loss) before interest expense, net, income tax expense, depreciation and amortization.  Adjusted EBITDA reflects the further additions and eliminations to EBITDA described in the table below.  Adjusted EBITDAR reflects Adjusted EBITDA adjusted to add back cash rent expenses.  EBITDA Adjusted EBITDA and Adjusted EBITDAR are supplemental measures of operating performance that do not represent and should not be considered as alternatives to net income or cash flows from operations as determined under GAAP, and our calculation thereof may not be comparable to that reported by other companies.  EBITDA, Adjusted EBITDA and Adjusted EBITDAR have limitations as analytical tools, and you should not consider them in isolation, or as a substitute for analysis of our results as reported under GAAP.  Some of the limitations are:

•	EBITDA, Adjusted EBITDA and Adjusted EBITDAR do not reflect our cash expenditures, or future requirements for, capital expenditures or contractual commitments;
•	EBITDA, Adjusted EBITDA and Adjusted EBITDAR do not reflect changes in, or cash requirements for, our working capital needs;
•	EBITDA, Adjusted EBITDA and Adjusted EBITDAR do not reflect the significant interest expense, or the cash requirements necessary to service interest or principal payments on our indebtedness;
•	EBITDA, Adjusted EBITDA and Adjusted EBITDAR do not reflect our tax expense or the cash requirements to pay our taxes;
•
although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and EBITDA, Adjusted EBITDA and Adjusted EBITDAR do not reflect any cash requirements for such replacements; and

•	other companies in the restaurant industry may calculate EBITDA, Adjusted EBITDA and Adjusted EBITDAR differently than we do, limiting their usefulness as comparative measures.

Because of these limitations, EBITDA, Adjusted EBITDA and Adjusted EBITDAR should not be considered as measures of discretionary cash available to us to invest in the growth of our business. We compensate for these limitations by relying primarily on our GAAP results and using EBITDA, Adjusted EBITDA and Adjusted EBITDAR only supplementally. We further believe that our presentation of these non-GAAP financial measures provides information that is useful to analysts and investors because it is an important indicator of the strength of our operations and the performance of our core business.

As noted in the table below, Adjusted EBITDA and Adjusted EBITDAR include adjustments for pre-opening expenses (excluding rent), sponsor management fees, and hedging gain (loss), among other items.  It is reasonable to expect that these items will occur in future periods.  However, we believe these adjustments are appropriate partly because the amounts recognized can vary significantly from period to period and complicate comparisons of our internal operating results and operating results of other restaurant companies over time. In addition, Adjusted EBITDA and Adjusted EBITDAR include adjustments for other items that we do not expect to regularly record in the future, including costs related to the Transactions (as defined in the Quarterly Report of the Company for the period ended May 1, 2011).  Each of the normal recurring adjustments and other adjustments described in this paragraph helps to provide management with a measure of our core operating performance over time by removing items that are not related to day-to-day restaurant level operations.

Management uses Adjusted EBITDA and Adjusted EBITDAR:
•
as a measure of operating performance to assist us in comparing the operating performance of our restaurants on a consistent basis because it removes the impact of items not directly resulting from our core operations;

•	for planning purposes, including the preparation of our internal annual operating budgets and financial projections;
•	to evaluate the performance and effectiveness of our operational strategies; and
•	to calculate incentive compensation payments for our employees, including assessing performance under our annual incentive compensation plan.

As noted above, Adjusted EBITDAR further excludes cash rent expense from Adjusted EBITDA.  Cash rent expense represents actual cash payments and contingent payments under our leases.

In addition, EBITDA, Adjusted EBITDA and Adjusted EBITDAR are used by investors as supplemental measures to evaluate the overall operating performance of companies in the restaurant industry. Management believes that investors’ understanding of our performance is enhanced by including these non-GAAP financial measures as reasonable bases for comparing our ongoing results of operations. Many investors are interested in understanding the performance of our business by comparing our results from ongoing operations from one period to the next and would ordinarily add back items that are not part of normal day-to-day operations of our business. By providing these non-GAAP financial measures, together with reconciliations, we believe we are enhancing investors’ understanding of our business and our results of operations, as well as assisting investors in evaluating how well we are executing strategic initiatives.

We also present Adjusted EBITDA because it is based on “Consolidated EBITDA”, a measure that is used in calculating financial ratios in material debt covenants in the Indenture and the Credit Agreement.  We believe that presenting Adjusted EBITDA is appropriate to provide additional information to investors about how the covenants in those agreements operate. The Credit Agreement and the Indenture may permit us to exclude other non-cash charges and specified nonrecurring expenses to net income (loss) in calculating Consolidated EBITDA in future periods, which are not reflected in the Adjusted EBITDA data presented in this supplemental report.

The following table sets forth a reconciliation of net income (loss), the most directly comparable GAAP financial measure, to EBITDA, Adjusted EBITDA and Adjusted EBITDAR:

			Successor	Predecessor
(In thousands)	Thirteen weeks ended July 31, 2011	Thirteen weeks ended August 1, 2010	Period from October 4, 2010 to July 31, 2011	Period from August 2, 2010 to October 3, 2010	Combined fifty-two weeks ended July 31, 2011 (Non-GAAP)	Fifty-two weeks ended August 1, 2010
Net income (loss)	$1,674	$4,907	$580	$(224)	$356	$20,021
Interest expense, net	10,237	4,611	33,823	3,147	36,970	18,857
Income tax expense (benefit)	488	2,642	(70)	(8,240)	(8,310)	11,704
Depreciation and amortization	4,569	4,279	14,588	3,112	17,700	17,040
EBITDA	16,968	16,439	48,921	(2,205)	46,716	67,622
Adjustments
Sponsor management fees(a)	188	412	795	205	1,000	1,611
Non-cash asset write-offs:
Restaurant impairment(b)	25	107	25	-	25	91
Loss on disposal of property and equipment(c)	318	409	741	164	905	928
Pre-opening expenses (excluding rent)(d)	270	141	2,296	598	2,894	1,624
Hedging (gain) loss(e)	-	(302)	-	(182)	(182)	(798)
Losses on sales of property(f)	9	(26)	23	39	62	-
Non-cash rent adjustment(g)	1,083	892	4,478	(334)	4,144	3,367
Costs related to the Transactions(h)	802	102	13,671	10,272	23,943	111
Non-cash stock-based compensation(i)	252	-	821	-	821	-
Other adjustments(j)	36	376	45	10	55	489
Adjusted EBITDA	19,951	18,550	71,816	8,567	80,383	75,045
Cash rent expense(k)	8,653	8,180	26,877	7,128	34,005	32,139
Adjusted EBITDAR	$28,604	$26,730	$98,693	$15,695	$114,388	$107,184

a)
Prior to the completion of the Transactions (as defined in our Annual Report on 10-K), sponsor management fees consisted of fees paid to Bruckman, Rosser, Sherrill & Co. and Black Canyon Capital LLC under a management and consulting services agreement. This agreement was terminated in connection with the completion of the Transactions. Subsequent to the Transactions, sponsor management fees consist of fees paid to the Kelso Affiliates under a consulting and advisory services agreement.

b)	Restaurant impairment charges were recorded in connection with the determination that the carrying value of certain of our restaurants exceeded their estimated fair value.
c)	Loss on disposal of property and equipment consists of the loss on disposal or retirement of assets that are not fully depreciated.
d)	Pre-opening expenses (excluding rent) include expenses directly associated with the opening of a new restaurant.
e)	Hedging gain relates to fair market value changes of an interest rate swap and the related interest. The interest rate swap was terminated in connection with the Transactions.
f)	Periodically we recognize losses in connection with the sale and leaseback of restaurant properties when the fair value of the property being sold is less than the undepreciated cost of the property.
g)
Non-cash rent adjustments represent the non-cash rent expense calculated as the difference between GAAP rent expense and amounts payable in cash under the leases during such period. In measuring our operational performance, we focus on our cash rent payments.

h)
Costs related to the Transactions include: expenses related to business combination accounting recognized in connection with the Transactions, a one-time fee of $7.0 million paid to Kelso Affiliates and legal, professional and other fees incurred as a result of the Transactions.

i)	Non-cash stock-based compensation represents compensation expense recognized for time-based stock options issued by Roadhouse Holding Inc.
j)
Other adjustments include ongoing expenses of closed restaurants and GAAP expense recognition of retention payments made to certain members of our management in connection with a prior transaction (Predecessor periods only).

k)	Cash rent expense represents actual cash payments under our leases.